                                                                    Exhibit 99.2


                               GENE LOGIC INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON _______________, 1998

           The undersigned hereby appoints Michael J. Brennan, M.D., Ph.D. and Mark D. Gessler, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gene Logic Inc. ("Gene Logic") which the undersigned may be entitled to vote at a Special Meeting of Stockholders of Gene Logic. to be held at the offices of Gene Logic at 708 Quince Orchard Road, Gaithersburg, MD 20878, on __________, __________________, 1998 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof (the "Gene Logic Special Meeting"), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE NOTICE AND IN THE PROSPECTUS/JOINT PROXY STATEMENT TRANSMITTED IN CONNECTION WITH THE GENE LOGIC SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1           To (i) approve and adopt the Agreement and Plan of Merger and Reorganization dated as of July 6, 1998 (the
                     "Merger Agreement") among Gene Logic, Gene Logic Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Gene Logic ("Merger Sub") and Oncormed, Inc., a Delaware corporation ("Oncormed"), and (ii)
                     approve the merger of Oncormed with and into Merger Sub (the "Merger"), pursuant to which Oncormed will cease to exist and Merger Sub will be the surviving corporation (the "Merger Proposal").

           [  ]      FOR                    [  ]         AGAINST                      [  ]         ABSTAIN

PROPOSAL 2           In the Board's discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Gene Logic Special Meeting.

Receipt of the Prospectus/Joint Proxy Statement dated _____________, 1998 is hereby acknowledged.

Dated ______________, 1998
                                   --------------------------------------

                                   --------------------------------------
                                               SIGNATURE(S)

                Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.